United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Amendment 1
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): June 19, 2017
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)
800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)		15701 ___________________ Zip Code
Registrant's telephone number, including area code
Former name or address, if changed since last report		Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
This Form 8-K/A is being filed by S&T Bancorp, Inc., solely to correct a typographical error in the appointment date of Christina A. Cassotis as a director to the Board as stated in the original Form 8-K filed on June 22, 2017.  All other information in the original Form 8-K remains correct.

Item 5.02. - Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers
(d) On, June 19, 2017, the Board of Directors (the “Board”) of S&T Bancorp, Inc. (the “Company”) appointed Christina A. Cassotis as a director to the Board. Ms. Cassotis is the chief executive officer of the Allegheny County Airport Authority. She is expected to serve on the Audit Committee and will be eligible to receive compensation for her Board service according to the recommendations of the Nominating and Corporate Governance Committee of the Board and the determination of the Board with respect to compensation for all non-employee directors.
There were no arrangements or understandings between the Company and Ms. Cassotis (or any other person known to the Company) pursuant to which Ms. Cassotis was appointed. There are no other transactions to which the Company are a party in which Ms. Cassotis or her related interests that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. For further information, reference the June 22, 2017 press release, issued by the Company regarding Ms. Cassotis' appointment, a copy of which is attached as exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
June 22, 2017	Mark Kochvar Senior Executive Vice President, Chief Financial Officer